                                                                Exhibit (9)(kkk)

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                            (Boston Partners Classes)
                                (Investor Class)

         This supplemental agreement is entered into this 30th day of May, 1997 by and between THE RBB FUND, INC. (the "Company") and PFPC Inc., a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly-owned subsidiary of PNC Bank Corp.

         The Company is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Company and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Company with respect to the Shares of the Company, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

         The Fund agrees with the Transfer Agent as follows:

         1. Adoption of Transfer Agency Agreement. The Transfer Agency Agreement
            -------------------------------------
is hereby adopted for the Boston Partners Mid Cap Value Fund (the "Fund") Investor Class of Common Stock (Class TT) of the Fund.

         2. Compensation. As compensation for the services rendered by the
            ------------
Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to such Class of the Fund, monthly fees that shall be agreed to from time to time by the Company and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services.

         3. Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


THE RBB FUND, INC.                     PFPC INC.


By: /s/ Edward J. Roach                By: /s/ George W. Gainer Jr.
    ----------------------------           -------------------------------
    Name:Edward J. Roach                   Name:George W. Gainer Jr.
    Title:President & Treasurer            Title:Executive Vice President

                                 May 30, 1997


THE RBB FUND, INC.


   Re:    Transfer Agency Services Fees (Boston Partners Mid Cap Value Fund)
          ------------------------------------------------------------------

Dear Sir/Madam:

         This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. (formerly Provident Financial Processing Corporation) ("PFPC") under the terms of a Transfer Agency Services Agreement dated November 5, 1991 (the "Agreement") and the Transfer Agency Agreement Supplement, each dated _______, 1997, with respect to the Boston Partners Mid Cap Value Fund of The RBB Fund, Inc. (the "Fund"), between the Fund and PFPC. Pursuant to Paragraph 16 of the Agreement, and in consideration of the services to be provided to the Institutional and Investor Classes of the Boston Partners Mid Cap Value Fund (the "Portfolio") of the Fund, you will pay PFPC certain fees, and reimburse PFPC certain out-of-pocket expenses, as follows:

1)       Account Fee:

         Annual, Semi-Annual Dividend:      $10.00 per account per annum
         Quarterly Dividend:                $12.00 per account per annum
         Monthly Dividend:                  $15.00 per account per annum
         Daily Accrual Dividend:            $18.00 per account per annum

         Inactive Account:                  $  .30 per account per month

         For contingent deferred sales charge classes, our per account fees will increase by 12% per account.

         Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.

2)       Transaction Charges:

         Master/Omnibus Account:    $1.25   per purchase/redemption
         Wire order desk:           $6.00   per broker call to place
                                            transactions
         New Account opening:       $ .40   per account (electronic
                                            interface)
                                    $5.00   per account (paper)
         Checkwriting:              $1.85   per account per year
                                      .50   per check (returned)

                                           .10    per check (not returned)

      Commission Cycle:                  $ .25    per account per
                                                  calculation
      12b-1 Calculation:                 $ .25    per account per
                                                  calculation

3)    Fundserv/Networking:

      NSCC Direct Out-of-Pocket Charges/1/:
      -------------------------------------

      Participant Fee:                   $50.00 per month
      CPU Access Fee:                    $40.00 per month
      Transaction Fee:                   $  .50 each

      PNC System Access Charges/2/:
      -----------------------------

      Base Facility Use Fee:  $500.00 per month per fund family

      Transaction Fees per month per transaction based on total transactions each month as follows:

                                    $ .50    per transaction for 1 to
                                             1000 transactions
                                      .46    per transaction for 1000
                                             to 2000 transactions
                                      .40    per transaction for over
                                             2000 transactions

4)    NSCC Networking:

      NSCC Direct out-of-pocket Charges/1/:
      -------------------------------------

      Membership Fee:   $250.00  per month

      Sub-Account Fee:  $   .045 per month per sub-account-
                                 Daily/Monthly Dividend

                        $   .03  per month per sub-account-
                                 Other

--------
1. NSCC will deduct its monthly fee on the 15th of each month from PNC's cash settlement that day. PFPC will include these charges on its next bill as out-of-pocket expenses.

2. Plus: out-of-pocket expenses for settlements; wire charges; NSCC pickup charges; hardware, CRT's, modems; line (if required); etc.

      Position File Fee:         $100.00 per position file per CUSIP
                                         for more than 2 positions per
                                         CUSIP per month

      PNC System Access Charges/2/:
      -----------------------------

      Base Facility Use Fee:     $325.00 per month per fund family

      Sub-Account Fees:          $   .05 per month per sub-account

      Position File Fee:         $100.00 per position file per
                                         CUSIP for more than 2
                                         position files per CUSIP
                                         per month

5)    Additional Out-of-Pocket Expenses

      a.     Toll-free lines (if required)
      b.     forms, envelopes, checks, checkbooks
      c.     Postage (bulk, pre-sort, first-class current prevailing
             rates)
      d.     Federal Express, delivery, courier services, mailgrams
      e. Hardware/phone lines for data transmissions and remote terminal(s) (if required)
      f.     Data transmissions:  $20.00 per transmission, per end
             point
      g.     Microfiche/microfilm
      h.     Wire fee for receipt:              $10.00   per domestic wire
                                                $15.00   per international
                                                         wire
             Wire fee for disbursement:         $15.00   per domestic wire
                                                $15.00   per international
                                                         wire
      i.     ACH Transaction Charge:  $.20 per item
      j.     Mailing fee:  Approximately $.08 per item, standard
             inserts $.015 each
      k.     Cost of proxy solicitation, mailing and tabulation:
             Processing        $350.00  base fee
                               $   .30  per proxy issued (5,000
                                        accounts and up)
                               $   .45  per proxy issued (less than
                                        5,000 accounts)
                               $100.00  plus travel expenses for judge
                                        of elections
             Postal and Federal Express as incurred
      l. Certificate issuance fee: $2.00 per certificate, any additional reports/services to be negotiated

-------------

2. Plus: out-of-pocket expenses for settlements; wire charges; NSCC pickup charges; hardware, CRT's, modems; line (if required); etc.

     m.   Record retention storage
     n.   "B"/"C" notice mailing and IRS levies:  $3.00 per item
     o. Locating lost shareholders in anticipation of escheating: $7.50 per name
     p. Consolidated statements: $200.00 setup plus $.20 per page, per production
     q. Class "B" to "A" aging exchanges: $100.00 per run; plus $.40 per account
     r.   Sales tracking system interfaces: negotiated time and expenses
     s.   Fulfillment
     t.   Audio Response System
     u.   Creation of user tapes:  $100 per occurrence
     v.   Labels:  $.06 each; $100 minimum
     w. Reruns for bad price, dividend factors, etc.: time and material cost
     x. Ad hoc reports: Standard $.01 per record processed plus $100.00 set up fee
     y.   Individual state tax filing
     z.   PC Fax:  $5.00 per fax
     aa. Retroactive record dates: $100.00 plus $.025 per account
     bb. Development/programming cost: negotiated time and material
     cc. Conversion expenses: to be determined dd. Disaster recovery (as incurred) ee. Travel expenses as required ff. Training expenses as required ($75.00 per hour)

6)   Additional Expenses (Which May be Paid by Shareholders):

     a.   IRA/Keough Processing:    $10.00 per account per annum
                                      5.50 new account set-up fee
                                     10.00 per transfer out

     b.   Exchange Fee:             $ 5.00

     c.   Stop Payments:            $ 9.50 each
          Non-Sufficient Funds:      25.00 each
          Check Copies:               2.50 each

     d.   Account Transcripts:      $35.00 each
          (within 3 most
          recent years)

7)   Monthly Base Fee:

     $3,000 per class per Portfolio plus per account charges, excluding transaction charges and out-of-pocket expenses.

         The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.

         If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                     Very truly yours,

                                     PFPC INC.


                                     By:  /s/ George W. Gainer Jr.
                                          ------------------------------
                                          Name:George W. Gainer Jr.
                                          Title:Executive Vice President


ACCEPTED:

THE RBB FUND, INC.


By: /s/ Edward J. Roach
    --------------------------
    Name:Edward J. Roach
    Title:President & Treasurer

                                 May 30, 1997



The RBB Fund, Inc.

         Re:  TRANSFER AGENCY SERVICES FEE WAIVER
              -----------------------------------
              Boston Partners Mid Cap Value Fund
              ----------------------------------

Dear Sir/Madam:

         PFPC Inc. ("PFPC") agrees to waive certain fees under two Transfer Agency Services Agreement dated November 5, 1991, and the Transfer Agency Agreement Supplements, each dated May 30, 1997 between PFPC and The RBB Fund, Inc. on behalf of its Boston Partners Large Cap Value Fund (the "Portfolio") as follows: for the first two years of the Portfolio's operations, PFPC shall waive 50% of its monthly base fee (excluding miscellaneous fees and out-of-pocket costs) to the extent the monthly base fee is applicable; thereafter, PFPC's monthly base fee shall be charged in full. Thus, during the twenty-fifth calendar month and thereafter, the Portfolio shall pay 100% of the monthly base fee.

                                    Very truly yours,


                                    PFPC INC.


                                    By:  /s/ George W. Gainer Jr.
                                         -------------------------
                                         Name:George W. Gainer Jr.
                                         Title:EVP
Acknowledged:

    THE RBB FUND, INC.


    By: /s/ Edward J. Roach
        -------------------------
        Name:Edward J. Roach
        Title:President & Treasurer